EXHIBIT 4.2
FIRST UNTED ETHANOL, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000 per Unit
Minimum Investment of 20 Units ($20,000)
5 Unit Increments Thereafter ($5,000)
The undersigned subscriber, desiring to become a member of First United Ethanol, LLC (“FUEL”), a Georgia limited liability company, with its principal place of business 2 West Broad Street, Camilla, Georgia 31730 hereby subscribes for the purchase of the membership interests of FUEL, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below. Please provide your home, business and/or mobile telephone number. If desired, please also provide your email address.

1.	Subscriber’s Printed Name
2.	Title, if applicable
3.	Subscriber’s Address
Street
City, State, Zip Code
4.	Email Address (optional)
5.	Home Telephone Number
6.	Business Telephone Number
7.	Mobile Telephone Number
B. NUMBER OF UNITS PURCHASED. You must purchase at least 20 units. Your ownership interest may not exceed 40% of all our outstanding membership units.

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment
($1,000 Per Unit multiplied by the number in box B above.)		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated [DATE] (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in FUEL. To subscribe, you must:
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to                                         , escrow agent for FUEL. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant FUEL, LLC a security interest in your Units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730
     5. Upon written notice from FUEL stating that its sales of Units have exceeded the Minimum Offering amount of $40,000,000 you must, within twenty (20) days remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to                                                              escrow agent for FUEL in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within twenty (20) days of the date of FUEL’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, FUEL shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.
     Your funds will be placed in FUEL’s escrow account at                                         . The funds will be released to FUEL or returned to you in accordance with the escrow arrangements described in the Prospectus. FUEL may, in its sole discretion, reject or accept any part or all of your subscription. If FUEL rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. FUEL may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “First United Ethanol, LLC.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. FUEL may, in its sole discretion, reject or accept any part or all of your subscription. If FUEL rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. FUEL may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to FUEL: at (229) 522-2822.
     Or, if you are a resident of, or an entity with its principal place of business in, the state of GEORGIA, and you would like more information, please contact the following directors who have been designated as our registered issuer-dealer agents in your state:

PHONE
NAME	POSITION	NUMBER
Murray Campbell	Chairman and Director	229-336-6560
Bryant Campbell	Director and Assistant Treasurer	229-336-6255
Thomas H. Dollar, II	Director and Vice President of Operations	229-248-2750
Miley Adams	Director and Vice President of Marketing	229-328-7700
Steve Collins	Director and Treasurer	229-336-3362
Terry Hart	Director and Secretary	229-435-6629
     Or, if you are a resident of, or an entity with its principal place of business in, the state of FLORIDA, and you would like more information, please contact the following directors who have been designated as our registered issuer-dealer agents in your state:

PHONE
NAME	POSITION	NUMBER
Murray Campbell	Chairman and Director	229-336-6560
Thomas H. Dollar, II	Director and Vice President of Operations	229-248-2750
Michael W. Harrell	Director	229-246-1553
Miley Adams	Director and Vice President of Marketing	229-328-7700
J. Harris Morgan	Director	229-336-7758
E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust
Trustee’s Name:

Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.
☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.
3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.
5.	Suitability Standards. You cannot invest in FUEL unless you meet one of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.
a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.

(Initial here) By signing below the subscriber represents and warrants to FUEL that he, she or it:

a.	has received a copy of FUEL’s Prospectus dated [DATE] and the exhibits thereto;

b.	has been informed that the Units of FUEL are offered and sold in reliance upon a federal securities registration; Florida and Georgia; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the Florida and Georgia and that FUEL is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the Florida and Georgia Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.	understands that there is no present market for FUEL’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of the FUEL’s Amended and Restated Operating Agreement, dated December 14, 2005, and understands that upon closing the escrow by FUEL, the subscriber and the membership units will be bound by the provisions of the Amended and Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the FUEL’s Amended and Restated Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that FUEL will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of FUEL in their sole discretion:

THE UNITS REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAW AND THE TRANSFERABILITY OF SUCH IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS BY THE ISSUER FOR ANY PURPOSES, UNLESS (i) A REGISTRATION UNDER THE SECURITIES ACT OF 1933 (as amended) WITH RESPECT TO SUCH UNITS SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, ESTABLISHED TO THE SATISFACTION OF COUSNESL TO THE COMPANY.

ADDITIONALLY, NO UNITS REPRESENTED BY THIS INSTRUMENT MAY BE SOLD, ASSIGNED, PLEDGED, GIFTED, BEQUEATHED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN THE OPERATING AGREEMENT OF THE COMPANY. COPIES OF THE OPERATING AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

l.	understands that, to enforce the above legend, FUEL may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

n.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item E2 on this subscription agreement;

p.	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E2 is checked);

q.	understands that execution of the attached Promissory Note and Security Agreement will allow FUEL or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

r.	acknowledges that FUEL may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.
Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual Print	Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY FIRST UNITED ETHANOL, LLC:
First United Ethanol, LLC hereby accepts the subscription for the above Units.
Dated this            day of                               , 200     .
FIRST UNITED ETHANOL, LLC

By :

Its :

PROMISSORY NOTE AND SECURITY AGREEMENT
     Date of Subscription Agreement:                                                            , 200     .
$1,000 per Unit

Minimum Investment of 20 Units ($20,000), 5 Unit Increments Thereafter ($5,000)

Number of Units subscribed

Total Purchase Price ($1,000 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance
FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of First United Ethanol, LLC, a Georgia limited liability company (“FUEL”), at its principal office located 2 West Broad Street, Camilla, Georgia 31730, or at such other place as required by FUEL, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the FUEL’s Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of FUEL.
The undersigned agrees to pay to FUEL on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Georgia.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of FUEL and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to FUEL, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of FUEL now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated	: , 200 .
OBLIG	OR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor		Printed or Typed Name of Obligor

By:		By:

	(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
AMENDEND AND RESTATED
OPERATING AGREEMENT OF
FIRST UNITED ETHANOL, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in First United Ethanol, LLC, has received a copy of the Amended and Restated Operating Agreement, dated December 14, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

Date:		Date:

Individuals:		Entities:

	Name of Individual Member (Please Print)		Name of Entity (Please Print)

	Signature of Individual		Print Name and Title of Officer

	Name of Joint Individual Member (Please Print)		Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the Company and its Members:

FIRST UNITED	ETHANOL, LLC

By:

Its:

Date: